INVESTORS' RIGHTS AGREEMENT

THIS INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of March 31, 2005 by and among Home Solutions of American, Inc., a Delaware corporation (the "Company"), Petra Mezzanine Fund, L.P. ("Petra"), Frank J. Fadella and Rick J. O'Brien (collectively, the "Management Stockholders").

RECITALS

WHEREAS, the Company has requested that Petra make available to the Company a term loan in the original principal amount of Four Million Dollars ($4,000,000) (the "Loan");

WHEREAS, as consideration for Petra making the Loan to the Company, the Company proposes to grant Petra warrants (the "Warrants") to purchase an aggregate of 533,333 shares of the Company's common stock, $0.001 par value per share (the "Common Stock");

WHEREAS, to induce Petra to make the Loan, the Company has agreed to enter into this Agreement to provide for certain rights, privileges and preferences in favor of Petra; and

WHEREAS, subsequent to the date hereof, the Company may borrow up to an additional $3,000,000 (the "Additional Loan") from a Person (or Persons) reasonably acceptable to Petra and on terms reasonably acceptable to Petra (any such Person (or Persons) to be referred to as the "Additional Investor" and together with Petra, the "Investors"), and in the event that, as consideration for such Additional Investor making the Additional Loan to the Company, the Company grants such Additional Investor warrants to purchase shares of Common Stock, such warrants to be exercisable for no more than 400,000 shares of Common Stock and shall be on terms  reasonably acceptable to Petra (the "Additional Warrants"), each such Additional Investor may become a party to this Agreement by executing a Joinder Agreement in substantially the form attached hereto as Exhibit A (the "Joinder Agreement").

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.          Registration Rights

1.1.      Certain Definitions.  The following terms shall have the following respective meanings:

"Holder" shall mean any Investor so long as such Investor holds Registrable Securities and any Person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.8.

"Person" means an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency, or any agency or political subdivision thereof, or other entity.

 "Registrable Securities" means (i) the Common Stock issued or issuable upon exercise of the Warrants or the Additional Warrants, if any, or (ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, and in the case of (i) and (ii) which has not been sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), excluding in all cases, however, any Registrable Securities transferred by any Person in a transaction in which the rights under this Section 1 are not assigned in accordance with this Agreement; provided; however, that for purposes of Sections 1 and 3 of this Agreement, for so long as the Company complies with Section 1.7 of this Agreement,  "Registrable Securities" shall not include any securities which may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act.

The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Registration Expenses" shall mean all expenses, except as included in Selling Expenses or as otherwise stated below, incurred by the Company in complying with Section 1.2 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one special counsel for all Holders as selling stockholders in the event of each registration provided for in Section 1.2.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

1.2.      Company Registration.

(a)     Notice of Registration.  If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Securities and Exchange Commission ("SEC") Rule 145 transaction, or (iii) a registration on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(i)     promptly give to each Holder written notice thereof; and

(ii)    subject to Section 1.2(b), include in such registration (and any related qualification under blue sky laws or other compliance requirements), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

(b)      Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a)(i) above.  In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration.  The Company shall so advise in writing all Holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Company) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities requested to be included in such registration by such Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(c)      Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.3.      Expenses of Registration.  Except as otherwise provided herein, all Registration Expenses incurred in connection with all registrations pursuant to Section 1.2 shall be borne by the Company.  Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

1.4.      Registration Procedures.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will:

(a)     Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the earlier of 180 days or until the distribution described in the registration statement has been completed (or until such Registrable Securities may be sold without volume restrictions pursuant to Rule 144(k)); provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold (or until such Registrable Securities may be sold without volume restrictions pursuant to Rule 144(k)), provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in the registration statement.

(b)     Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)     Furnish to the Holders, as expeditiously as reasonable, such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)     Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)     In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement and any other customary agreements, in usual and customary form, with the underwriters of such offering and take all such actions reasonably requested to expedite or facilitate the disposition of shares.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)     Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)     Cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system (NASDAQ).

(h)     Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement.

(i)     Make available for inspection on a confidential basis by any participating Holder, any underwriter participating in any disposition pursuant to such registration statement, and the counsel to the participating Holders whose expenses are being paid pursuant to Section 1.3 hereof, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, independent accountants and other advisors to supply on a confidential basis all information reasonably requested by any such participating Holder, underwriter or attorney in connection with such registration statement.

(j)     Permit any participating Holder that, in its reasonable judgment, might be deemed to be an underwriter or a controlling Person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such participating Holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 1.5 hereof.

(k)     In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order.

(l)     Cooperate with the participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under such registration, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such participating Holders may reasonably request.

(m)      Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(n)     Otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act as soon as reasonably practicable after the end of the twelve month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve month period.

1.5.      Indemnification.

(a)     In the event of any registration under the Securities Act pursuant to Section 1.2 of any Registrable Securities covered by such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, each such Holder's legal counsel, each of its officers, directors and partners, and each other person who participates as an underwriter in the offering or sale of such securities (if so required by such underwriter as a condition to including the Registrable Securities of the Holders in such registration) and each other person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Indemnified Person, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the indemnity agreement contained in this Section 1.5 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any such Indemnified Person in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on (i) any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person and stated to be specifically for use therein or the preparation thereby or (ii) use or delivery by such Indemnified Person of a prospectus other than the most current prospectus made available to such Holder, controlling Person or underwriter by the Company.

(b)     To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and partners and each Person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) use or delivery by such Holder of a prospectus other than the most current prospectus made available to such Holder by the Company, and will reimburse the Company, such other Holder, each of its directors, officers, partners, and each Person controlling such Holder or the Company, each such underwriter and each Person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder and specifically requested by the Company for use therein or the preparation thereby.  Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate net proceeds received by such Holder from the shares sold by such Holder in the offering in question.

(c)     Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such party's expense; provided however, that the Indemnified Party shall have the right to retain its own counsel, with fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would not be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 1.5 to the extent (but only to the extent) that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or material separate and different defenses.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)     If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.5(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)      The obligations of the Company and Holders under this Section 1.5 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 1, and otherwise.

1.6.      Information by Holder.  The Holders of securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.7.      Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a)      Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;

(b)      File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)     So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request, unless otherwise obtainable through the SEC's website, in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

1.8.      Transfer of Registration Rights.  The rights to cause the Company to register securities granted to the Holders under Section 1 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder provided that the transferor provides the Company with written notice of the proposed transfer, the transferee agrees in writing to be bound by the provisions of this Section 1.

1.9.      Termination.  No Holder shall be entitled to exercise any rights provided for in this Section 1 after the date that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold without volume limitations under Rule 144 during any 90-day period.

2.         Preemptive Rights

2.1.      Right of Purchase.  The Company hereby grants to the Investors, so long as such Investor shall own, of record or beneficially, or have the right to acquire from the Company, any Registrable Securities, the preemptive right to purchase all or part of such Investor's pro rata share of New Securities (as defined in Section 2.2) which the Company, from time to time, proposes to sell and issue to any Person (each a "Subsequent Investor").  Each Investor shall be entitled to apportion the preemptive rights hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

2.2.       Definition of New Securities.  "New Securities" shall mean any capital stock of the Company or rights thereto, whether now authorized or not, and options, warrants or other rights to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that "New Securities" does not include (i) securities issuable upon exercise of the Warrants or the Additional Warrants, if any; (ii) securities issued in a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, but excluding in all cases any securities issued by the Company in connection with raising capital; (iii) shares of the Company's Common Stock (or related options to purchase Common Stock) which are issued to employees, directors or consultants of the Company or any subsidiary pursuant to the Company's 1998 Stock Option Plan, as amended, the Company's 2001 Stock Plan or any similar stock option or incentive plan approved by a majority of the Company's Board of Directors and its stockholders (collectively, the "Stock Plan"); (iv) securities issuable upon conversion or exercise of any options, warrants or other rights to acquire capital stock of the Company outstanding as of the date of this Agreement; (v) shares of the Company's capital stock issued in connection with any stock split, stock dividend, reclassification or recapitalization by the Company; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Company's Board of Directors and is not for the purpose of raising capital; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, provided the securities are not issued for the purpose of raising capital; (viii) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act; and (ix) securities issued in connection with strategic alliances or transactions not for the purpose of raising capital.

2.3.      Notice from the Company.  In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investors written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same.  Each Investor shall have thirty (30) days from the date any such notice is given to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.  A pro rata share, for purposes of this Section 2, is the ratio of the number of shares of Registrable Securities issued and held by such Investor to the total number of shares of Common Stock of the Company then outstanding on an as converted and fully diluted basis (excluding shares reserved for option grants not yet granted).

2.4.      Over-Allotment.  In the event an Investor fails to exercise his or its pro rata share within said thirty (30) day period, the Company will give the Investor who did so agree to purchase all the shares available to it (the "Fully-Exercising Investor") notice of the number of shares that were not subscribed for.  Such notice may be by telephone if followed by written confirmation (facsimile permitted) within two (2) business days.  The Fully-Exercising Investor shall have ten (10) business days from the date of such notice to agree to purchase the New Securities not purchased by the non-purchasing Investor.

2.5.      Sale by the Company.  In the event the Investors fail to exercise in full their preemptive rights the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Investors' preemptive rights were not exercised, at a price and upon terms no more favorable to the Subsequent Investor thereof than specified in the Company's original notice to the Investors.  To the extent the Company does not sell all the New Securities offered within said ninety (90) day period, the Company shall not issue or sell such New Securities without first again offering such securities in the manner provided by this Section 2.

2.6.      Termination of Rights.  The rights granted under this Section 2 will terminate with respect to each Investor at such time as such Investor no longer holds any Registrable Securities.

3.         Co-Sale Rights.

3.1.      Co-Sale Right.  Subject to the terms and conditions of Section 3.5 hereof, none of the Management Stockholders or any of their respective affiliates (each a "Selling Stockholder") shall enter into any transaction that would result in the sale by him of any capital stock or securities exercisable or convertible into capital stock now or hereafter owned by the Management Stockholders or any of their respective affiliates, unless at least twenty (20) calendar days prior to the closing of such sale the Selling Stockholder shall give notice to each Holder of its intention to effect such sale in order that such Holder may exercise its rights under this Section 3 as hereinafter described.  Such notice shall set forth (i) the number of shares to be sold by the Selling Stockholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Stockholder to cause to be included with the shares to be sold by it in the sale such Holder's Pro Rata Share on the same terms and conditions.  For purposes of this Section 3, a Holder's "Pro Rata Share" will be defined as a fraction, the numerator of which is the number of Registrable Securities held by such Holder, including shares of Common Stock issuable upon exercise of the Warrants or the Additional Warrants, as the case may be, and the denominator of which is the sum of (i) the number of shares of capital stock and securities exercisable or convertible into capital stock owned by the Selling Stockholder plus (ii) the number of Registrable Securities held by all Holders electing to participate under this Section 3.1, including shares of Common Stock issuable upon exercise of the Warrants or the Additional Warrants, as the case may be.

3.2.      Rejection of Co-Sale Offer.  If such Holder has not accepted such offer in writing within a period of fifteen (15) calendar days from the date of receipt of the notice specified in subsection (a) of this Section, then the Selling Stockholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Stockholder than as set forth in such notice, without any further obligation to such Holder in connection with such sale.  In the event that the Selling Stockholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section 3.

3.3.     Acceptance of Co-Sale Offer.  If such Holder accepts such offer in writing within a period of fifteen (15) calendar days from the date of receipt of the notice specified in Section 3.1, such acceptance shall be irrevocable unless the Selling Stockholder shall be unable to cause to be included in the sale the number of Registrable Securities held by such Holder and set forth in the written acceptance.

3.4.     Delivery Requirements.  Such Holder shall effect its participation in the Selling Stockholder's sale by either promptly (i) delivering to the Selling Stockholder the appropriate number of shares of Common Stock which such Holder has elected to sell, or (ii) to the extent such Holder does not hold any shares of Common Stock, exercising the Warrant or Additional Warrant, as the case may be, held by such Holder for the appropriate number of shares of Common Stock and then delivering to the Selling Stockholder for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, which represent that number of shares of Common Stock which such Holder has elected to sell.  The Company agrees to effect any such exercise and/or conversion concurrent with the actual transfer of the Selling Stockholder's shares to the purchaser.

3.5.     Exempt Transfers of Stock.  Notwithstanding anything to the contrary contained herein, the terms and conditions of this Section 3 shall not apply to the following transfers:

(a)      any transfers of Common Stock by gift during Management Stockholder's lifetime or on a Management Stockholder's death by will or intestacy to (i) Management Stockholder's "immediate family" (as defined below), (ii) a trust for the benefit of such Management Stockholder or such Management Stockholder's immediate family, or (iii) a partnership controlled, either directly or indirectly, by such Management Stockholder, provided that each transferee or other recipient executes a counterpart copy of this Agreement and becomes bound by the terms and conditions of this Section 3 (as a "Selling Stockholder") hereof; for purposes of this Section 3.5, the term "immediate family" means such Management Stockholder's spouse, lineal descendant or antecedent (whether natural or adopted), brother or sister;

(b)     any transfers of Common Stock by a Management Stockholder made (i) pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations; or (ii) pursuant to the winding up and dissolution of the Company; or

(c)     any transfers of Common Stock to the Company pursuant to any right of repurchase by the Company.

In addition, a Management Stockholder may transfer or sell, in a single transaction or series of transactions, up to 5% of the total shares of Common Stock held by such Major Stockholder as of the date hereof without subjecting such transfer or sales to the provisions of this Section 3 (excluding for purposes of the 5% threshold all transfers exempted pursuant to subsections (a), (b) and (c) above); provided, however, that at such time as the such Management Stockholder has sold or transferred 5% of the total shares of Common Stock held by such Major Stockholder as of the date hereof, this Section 3 shall apply to all subsequent sales or transfers by such Major Stockholder.

4.         Other Covenants of the Company.

4.1.      Keeping of Records and Books of Account.  The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting practices consistently applied, reflecting all financial transactions of the Company and its subsidiaries and in which, for each fiscal year, all reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

4.2.      Information Rights.

(a)      Upon the Company no longer being subject to the reporting requirements of the Exchange Act, the Company shall furnish to the Investors the following information:

(i)      as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated and combined balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated and combined statements of operations, stockholders' equity, and cash flows for the fiscal year then ended, such financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied and audited by a firm of independent public accountants reasonably acceptable to the Investors, and any management letters or special reports by auditors and any responses thereto;

(ii)      as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter in each year (other than the last quarter in each fiscal year), a consolidated and combined balance sheet of the Company and its subsidiaries and the related consolidated and combined statements of operations, stockholders' equity, and cash flows, unaudited but prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of notes, and certified by the Chief Financial Officer of the Company, such consolidated and combined balance sheet to be as of the end of such quarter and such consolidated and combined statements of operations, stockholders' equity, and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for (i) the prior fiscal year and (ii) the current budget approved by the Board of Directors;

(iii)     as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated and combined balance sheet of the Company and its subsidiaries and the related consolidated and combined statements of operations, stockholders' equity, and cash flows, unaudited but prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of notes, and certified by the Chief Financial Officer of the Company, such consolidated and combined balance sheet to be as of the end of such month and such consolidated and combined statements of operations, stockholders' equity, and cash flows to be for such month in each case with comparative statements for (i) the prior fiscal year and (ii) the current budget approved by the Board of Directors.

4.3.      Compliance with Laws.  The Company shall comply, and cause each subsidiary to comply, with all applicable laws, noncompliance with which could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company.

4.4.      Compliance with Terms of Indebtedness.  The Company and its subsidiaries will comply in all material respects with all terms and covenants of all material debt obligations of the Company and the subsidiaries, including without limitation the Loan, as the same may be amended from time to time.

5.         General Provisions

5.1.      Specific Enforcement.  The Company expressly agrees that the Investors may be irreparably damaged if this Agreement is not specifically enforced.  Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Company, the Investors shall, in addition to all other remedies, be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

5.2.      Amendments and Waivers.  Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of not less than a majority of the outstanding shares of Registrable Securities; provided, however, that Section 3 may only be amended with the consent of the Company, the holders of not less than a majority of the outstanding shares of Registrable Securities and the holders of a majority of the outstanding shares of Common Stock held by the Management Stockholders.  Any amendment or waiver effected in accordance with this Section shall be binding upon any Person who is granted certain rights under this Agreement and the Company.

5.3.      Expenses.  If any action at law or in equity is commenced to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and disbursements in addition to any other relief to which such party may be entitled.

5.4.      Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.5.      Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address noted below, or at such other address as such party may designate by ten (10) days' advance written notice to the Company (who shall provide such other address to the Investors upon request):

(a)     if to the Company or any Management Stockholder, at 5565 Red Bird Center Drive, Suite 150, Dallas Texas 75237, Attn: Rick J. O'Brien, with a copy to Patton Boggs LLP, 2001 Ross, Suite 3000, Dallas, TX  75201, Attn: David P. McLean, facsimile (214) 758 - 1550.

(b)     if to the Investors, at the addresses set forth on the signature page hereto with a copy to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238, Attn: Howard H. Lamar III, facsimile (615) 742-2709.

5.6.      Governing Law.  This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware.

5.7.      Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements of the parties with respect to the subject matter hereof.

5.8.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or by electronic transmission of an executed counterpart of any signature page to this Agreement to be executed hereunder shall have the same effectiveness as the delivery of a manually executed counterpart thereof.

5.9.      Additional Parties.  The parties hereto acknowledge that (a) other parties may hold Registrable Securities after the date hereof and (b) such parties may be required, as a condition to the issuance or transfer of Registrable Securities to them, to execute a Joinder Agreement or a counterpart of this Agreement.  Upon execution of such Joinder Agreement or counterpart, such new holder of Registrable Securities shall be deemed to be an Investor under this Agreement and shall be entitled to all of the rights and benefits afforded thereto hereunder.

5.10.     Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.11.      Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

5.12.     Aggregation of Stock.  All Registrable Securities held or acquired by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the Company, the Management Stockholders and Petra have executed this Investors' Rights Agreement as of the day and year first above written.

HOME SOLUTIONS OF AMERICA, INC.
By: ____________________________________
Name: Rick J. O'Brien
Title: Chief Financial Officer

PETRA MEZZANINE FUND, L.P.

By: Petra Partners, LLC, its General Partner

By: ____________________________________
Name: Michael W. Blackburn
Title: Managing Member

MANAGEMENT STOCKHOLDERS

__________________________________________
Frank J. Fadella

_________________________________________
Rick J. O' Brien

EXHIBIT A

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of __________, 20__ between _________________ (the "Additional Investor"), Petra Mezzanine Fund, L.P. ("Petra"),  Home Solutions of America, Inc. (the "Company") and Frank J. Fadella and Rick J. O'Brien (collectively, the "Management Stockholders").  The Company, Petra and the Management Stockholders are parties to an Investors' Rights Agreement dated as of March ___, 2005  (the "Investors' Rights Agreement") and wish to provide for the Additional Investor to become party thereto.  Accordingly, the parties hereto hereby agree as follows:

1.Except as otherwise defined herein, terms defined in the Investors' Rights Agreement are used herein as defined therein.

2. The Additional Investor is hereby (a) deemed to be a party to the Investors' Rights Agreement and (b) granted the rights of and bound in all respects by the terms of the Investors' Rights Agreement, as an Investor thereunder.

3. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4. This Joinder Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or telefax, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

*          *          *

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first above written.

THE COMPANY:

HOME SOLUTIONS OF AMERICA, INC.

By_________________________________
Name:
Title:

PETRA:

PETRA MEZZANINE FUND, L.P.

By: Petra Partners, LLC, its General Partner
By: ____________________________________
Name: _______________
Title: _______________

____________________________
Frank J. Fadella

____________________________
Rick J. O'Brien

ADDITIONAL INVESTOR:

[_______________________________]

By_________________________________
Name:
Title:

17